                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               Cephalon, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 [LOGO OF CEPHALON]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 17, 2001

                                 ---------------

TO THE STOCKHOLDERS OF CEPHALON, INC.:

     Notice is hereby given that the annual meeting of stockholders of CEPHALON, INC., a Delaware corporation (the "Company" or "Cephalon"), will be held at The Desmond Great Valley Hotel & Conference Center, One Liberty Boulevard, Malvern, Pennsylvania, on Thursday, May 17, 2001, at 9:30 a.m. Philadelphia time, for the following purposes:

     1.   To elect six directors; and

     2. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on March 19, 2001, will be entitled to notice of the annual meeting and to vote at the annual meeting and any adjournment thereof. A list of stockholders of the Company entitled to vote at the meeting will be available for inspection by a stockholder at the Company's office, for the ten days prior to the annual meeting and during normal business hours.


                                           By Order of the Board of Directors,




                                           JOHN E. OSBORN
                                           SECRETARY

West Chester, Pennsylvania
April 12, 2001




 EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD
      IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE
          UNITED STATES, OR OTHERWISE VOTE IN THE MANNER DESCRIBED ON
               THE PROXY CARD. IF A STOCKHOLDER DECIDES TO ATTEND
                   THE MEETING, HE OR SHE MAY, IF SO DESIRED,
                          REVOKE THE PROXY AND VOTE THE
                                SHARES IN PERSON.

                                 [LOGO OF CEPHALON]


                                 CEPHALON, INC.
                             145 BRANDYWINE PARKWAY
                      WEST CHESTER, PENNSYLVANIA 19380-4245

                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Cephalon, Inc. (the "Company" or "Cephalon"), for use at the 2001 annual meeting of stockholders to be held at the Desmond Great Valley Hotel & Conference Center, One Liberty Boulevard, Malvern, Pennsylvania, on Thursday, May 17, 2001, at 9:30 a.m. Philadelphia time, and at any adjournment thereof. Action will be taken at the meeting upon the election of six directors and such other business as may properly come before the annual meeting and any adjournments thereof. This proxy statement and the accompanying proxy card are expected to be first distributed to stockholders on or about April 12, 2001.

     In addition to the use of the mails, proxies may be solicited by telephone by officers, directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks, brokers and other custodians, nominees and fiduciaries to solicit proxies from beneficial owners, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

     The Company's annual report to stockholders for the fiscal year ended December 31, 2000, including financial statements, is being mailed to stockholders with this proxy statement but does not constitute a part of this proxy statement.


                              VOTING AT THE MEETING

     Only holders of shares of common stock of the Company, par value $.01 per share ("Common Stock"), of record at the close of business on March 19, 2001, are entitled to vote at the meeting and at any adjournment thereof. As of that date, there were 43,090,375 shares of Common Stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share outstanding held in the name of such stockholder. The Company presently has no other class of stock outstanding and entitled to be voted at the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum.

     Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a stockholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the meeting in accordance with the directions specified by each stockholder on such proxy card. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the board of directors in accordance with the Company's Bylaws. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment. However, execution of the accompanying proxy will not affect the right of a stockholder to attend the meeting and vote in person. Any stockholder granting a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy card, at any time before the proxy is voted.

     A plurality of the votes cast is required for the election of directors. Votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld from a nominee(s) will be excluded entirely from this vote and will have no effect on the election of any such nominee(s).

     Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND THE MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH THE COMPANY'S TRANSFER AGENT IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY CARD FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     Six directors are to be elected at the 2001 annual meeting. The term of each director expires at the next annual meeting of stockholders and each person shall hold office until the election and qualification of his respective successor or until his earlier death, removal or resignation. The board of directors consists of such number of directors as is fixed from time to time by resolution adopted by the board of directors as provided in the Company's Bylaws. The board of directors currently is authorized to have up to seven members.

     The nominees for election as directors of the Company are Drs. Baldino, Feeney and Witzel and Messrs. Egan, Greenacre and Moley. All nominees are presently directors of the Company whose current terms expire at the time of the 2001 annual meeting of stockholders. All nominees have consented to be named, and have agreed to serve if elected.

     The six directors are to be elected by a plurality of the votes cast. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of all such nominees. The board of directors believes all nominees will be able to serve as directors. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the board of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                                 --------------

                              NOMINEES FOR ELECTION

                                 --------------

                                                                                                   YEAR FIRST
                                                 PRINCIPAL OCCUPATIONS DURING PAST FIVE              BECAME
       NAME OF DIRECTOR               AGE            YEARS AND CERTAIN DIRECTORSHIPS                DIRECTOR

     Frank Baldino, Jr., Ph.D...      47   Dr. Baldino, founder of the Company, has served as         1987
                                           Chief Executive Officer and director since the
                                           Company's inception. He was appointed Chairman of
                                           the Board of Directors in 1999. He currently serves
                                           as a director of Adolor Corporation, a pharmaceutical
                                           company, Pharmacopeia, Inc., a developer of
                                           proprietary technology platforms for pharmaceutical
                                           companies, and ViroPharma, Inc., a biopharmaceutical
                                           company. Dr. Baldino holds several adjunct academic
                                           appointments.

     William P. Egan............      56   Since 1979, Mr. Egan has served as President of Burr,      1988
                                           Egan, Deleage & Co., a venture capital company. Mr.
                                           Egan also is a director of Cypress Communications, a
                                           communications service provider.

                                                                                                   YEAR FIRST
                                                 PRINCIPAL OCCUPATIONS DURING PAST FIVE              BECAME
       NAME OF DIRECTOR               AGE            YEARS AND CERTAIN DIRECTORSHIPS                DIRECTOR

     Robert J. Feeney, Ph.D.....      75   From October 1987 to August 1997, Dr. Feeney served        1988
                                           as a general partner of Hambrecht & Quist Life
                                           Science Technology Fund, a life sciences venture
                                           capital fund affiliated with Hambrecht & Quist
                                           Incorporated. For 37 years prior thereto, Dr. Feeney
                                           was employed at Pfizer Inc., a pharmaceutical
                                           company, and last served as its Vice President of
                                           Licensing and Development. Dr. Feeney currently
                                           serves as a director of QLT PhotoTherapeutics Inc., a
                                           Canadian biotechnology company.

     Martyn D. Greenacre........      59   Since June 1997, Mr. Greenacre has been Chief              1992
                                           Executive Officer and director of Delsys
                                           Pharmaceutical Corporation, a formulation and drug
                                           delivery system company. From 1993 to 1996, Mr.
                                           Greenacre served as President and Chief Executive
                                           Officer and as a director of Zynaxis Inc., a
                                           biopharmaceutical company. From 1989 to 1992, Mr.
                                           Greenacre was Chairman Europe, SmithKline Beecham
                                           Pharmaceuticals. He joined SmithKline & French in
                                           1973 where he held positions of increasing
                                           responsibility in commercial operations and
                                           management. Mr. Greenacre currently serves as a
                                           director of Curis, Inc., a biotechnology company, and
                                           Genset S.A., a human genome sciences company.

     Kevin E. Moley.............      54   From November 1998 to December 1999, Mr. Moley served      1994
                                           as Chairman of the Board of Directors of Patient Care
                                           Dynamics LLC, a provider of computer hardware and
                                           software to physicians. From January 1996 to February
                                           1998, Mr. Moley was President and Chief Executive
                                           Officer of Integrated Medical Systems, Inc., where he
                                           served as a director since 1994. From February 1993
                                           to December 1995, Mr. Moley was Senior Vice President
                                           of PCS Health Systems, a provider of  prescription
                                           management services. From 1989 to 1992, Mr. Moley
                                           served in the Bush administration as an Assistant
                                           Secretary of the U.S. Department of Health and Human
                                           Services ("HHS"), and from 1992 to 1993 as Deputy
                                           Secretary of HHS. Mr. Moley also serves as a director
                                           of Innovative Clinical Solutions, Ltd., a site
                                           management company, Merge Technologies, Inc., a
                                           medical imaging software company, Per Se
                                           Technologies, Inc. a medical billing company and
                                           ProxyMed, Inc., a medical claims clearing house
                                           company, until July 2000.

     Horst Witzel, Dr.-Ing......      73   From 1986 until his retirement in 1989, Dr. Witzel        1991
                                           served as the Chairman of the Board of Executive
                                           Directors of Schering AG, a German pharmaceutical
                                           company, and, prior to 1986, was a member of the
                                           Board of Executive Directors in charge of Production
                                           and Technology. Dr. Witzel served as a director of
                                           The Liposome Company, Inc., a biotechnology company,
                                           until May 2000.


MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The board of directors of the Company met on ten occasions in the fiscal year ended December 31, 2000. The Bylaws of the Company provide that the board of directors, by resolution adopted by a majority of the entire board of directors, may designate committees, each of which shall consist of one or more directors. The board of directors annually elects from its members the Audit Committee, the Corporate Governance and Nominating Committee (the "Nominating Committee"), the Dividend Committee and the Stock Option and Compensation Committee (the "Compensation Committee"). Each director attended all of the meetings of the board of directors and the respective committee or committees on which he served during such period.

     AUDIT COMMITTEE. The Audit Committee is presently composed of three non-employee directors, Messrs. Egan, Greenacre and Moley, each of whom is independent. The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company's financial reporting process and systems of internal financial controls; monitor the independence and performance of the Company's independent auditors and internal auditing activities; and provide an open avenue of communication among the independent auditors, financial and senior management, and the board of directors. The Audit Committee met six times during 2000.

     During 2000, Arthur Andersen LLP, the Company's independent auditor, performed certain non-audit services for the Company. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining Arthur Andersen's independence. The following is a summary of the audit and non-audit fees paid to Arthur Andersen in 2000:

       AUDIT FEES - The aggregate fees billed by Arthur Andersen for professional services rendered for the audit and the reviews of the Company's financial statements was approximately $138,000.

       FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES - There were no fees billed by Arthur Andersen for professional services relating to financial information system design and implementation fees during 2000.

       ALL OTHER FEES - The aggregate fees billed to the Company by Arthur Andersen for all other services, including financial due diligence relating to merger and acquisition activity, was approximately $245,930.

     CORPORATE GOVERNANCE AND NOMINATING COMMITTEE. The Nominating Committee was established by Board resolution on March 1, 2001. The Nominating Committee is presently composed of three non-employee directors, Messrs. Egan, Greenacre and Moley. The Nominating Committee evaluates the Board's structure, personnel and processes; conducts continuing studies of the size and composition of the Board; investigates and reviews the qualifications of Board of Director candidates; makes recommendations to the full Board regarding the nomination of these candidates for election to the Board of Directors; and periodically reviews and proposes improvements to the Company's guidelines for corporate governance.

     DIVIDEND COMMITTEE. During 2000, the Dividend Committee was composed of Dr. Baldino and two non-employee directors, Mr. Greenacre and David R. King, the latter of whom will serve as a director until the election of directors at the annual meeting. The Dividend Committee determines whether or not to declare and authorize the payment of dividends on the outstanding shares of the $3.625 Convertible Exchangeable Preferred Stock of the Company. The Dividend Committee met three times during 2000.

     STOCK OPTION AND COMPENSATION COMMITTEE. The Compensation Committee is composed of two non-employee directors, Drs. Witzel and Feeney (Chair). The Compensation Committee annually reviews the performance and total compensation package for the Company's executive officers, including the Chief Executive Officer; considers the modification of existing compensation and employee benefit programs and the adoption of new plans; administers the terms and provisions of the 1995 and 2000 Equity Compensation Plans (the "Plans") and the Cephalon, Inc. 401(k) Profit Sharing Plan; and reviews the compensation and benefits of non-employee directors. The administration of such plans includes the determination, subject to the respective plan provisions, of the individuals eligible to receive awards, the individuals to whom awards are granted, the nature of the awards to be granted, the number of awards to be granted, and the exercise price, vesting schedule, term and all other conditions and terms of the awards to be granted. The Compensation Committee met seven times during 2000.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table summarizes the compensation for the periods ended December 31, 2000, 1999 and 1998, of those persons who were, at any time during the last completed fiscal year, the Company's Chief Executive Officer and who were, at December 31, 2000, the other four most highly compensated executive officers during the last completed fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                          LONG-TERM COMPENSATION AWARDS
                               ------------------------------------------------          ------------------------------
                                                                      OTHER                      SECURITIES
                                                                      ANNUAL      RESTRICTED      UNDERLYING      ALL OTHER
                                                                      COMPEN-        STOCK          OPTIONS        COMPEN-
            NAME                YEAR     SALARY($)    BONUS($)(1)  SATION($)(2)  AWARDS($)(3)     GRANTED(#)    SATION($)(4)
----------------------------   ------  ------------- ------------- ------------ --------------- -------------- --------------

Frank Baldino Jr., Ph.D.....   2000     $ 500,000     $ 500,000     $ 26,727     $ 2,556,250       150,000        $ 10,200
Chairman and Chief             1999     $ 450,000     $ 314,500     $ 20,968     $ 1,132,625        41,000        $  9,600
Executive Officer              1998     $ 416,000     $ 235,000     $ 20,999     $   157,500        70,000        $  9,600
                               -------------------------------------------------------------------------------------------

J. Kevin Buchi..............   2000     $ 259,200     $ 125,500     $ 16,983      $ 511,250        30,000        $ 10,200
Senior Vice President and      1999     $ 229,438     $  74,900     $ 15,465      $ 506,005        13,000        $  9,600
Chief Financial Officer        1998     $ 202,500     $  50,000     $ 15,133       $ 31,500        20,000        $  9,600
                               -------------------------------------------------------------------------------------------

Jeffry L. Vaught, Ph.D......   2000     $ 269,700     $ 105,000     $ 19,629      $ 511,250        25,000        $ 10,200
Senior Vice President and      1999     $ 254,400     $  76,300     $ 14,106      $ 276,250        10,000        $  9,600
President, Research and        1998     $ 240,000     $  72,000     $ 13,570       $ 31,500        20,000        $  9,600
Development
                               -------------------------------------------------------------------------------------------

Earl W. Henry, M.D. (5) ....   2000     $ 259,200     $  86,000     $ 15,249      $ 255,625        20,000        $ 10,200
Senior Vice President,         1999     $ 245,700     $  53,100     $ 14,767      $ 248,625         9,000        $  9,600
Clinical Research and          1998     $ 224,916     $  45,000     $  6,537      $  31,500        20,000        $  9,600

Regulatory Affairs
                               -------------------------------------------------------------------------------------------

Robert P. Roche, Jr.........   2000     $ 237,600     $  98,000     $ 16,178      $ 511,250        25,500        $ 10,200
Senior Vice President,         1999     $ 210,833     $  96,000     $ 12,095      $ 517,191        15,000        $  9,600
Pharmaceutical Operations      1998     $ 179,000     $  59,617     $      0      $  23,625        10,000        $  9,600

                               -------------------------------------------------------------------------------------------

----------

(1)  Bonuses for 2000 performance were paid on January 22, 2001.

(2)  The amounts shown for certain officers include:

     (a) Automobile allowances in 2000, as follows: Dr. Baldino $11,700; Dr. Vaught $13,200; Mr. Roche $13,200; Mr. Buchi $13,200; and Dr. Henry $13,200.

     (b) Financial estate planning advice in 2000, as follows: Dr. Baldino $8,760; Dr. Vaught $3,221; Mr. Roche $524; and Mr. Buchi $2,159.

     (c) Supplemental long-term disability insurance in 2000, as follows: Dr. Baldino $4,773; Dr. Vaught $1,870; Mr. Roche $2,454; Mr. Buchi $1,624;
          and Dr. Henry $2,049.

     (d) Deferred compensation amounts above the 120% applicable federal rate are as follows: Dr. Baldino $1,494 and Dr. Vaught $1,338.

(3) Dollar amount shown equals number of shares subject to each Restricted Stock Award multiplied by the per share stock price on the award date. This amount does not take into account the diminution in value attributable to the restrictions applicable to the shares. The Restricted Stock Awards reported in this table were made on December 16, 1998, June 11, 1999, December 15, 1999, and December 13, 2000. The restrictions on such shares will lapse over four years at the rate of 25% per year, on the anniversary of each award. The shares subject to the Restricted Stock Awards made on December 13, 2000, based on a closing price of the Common Stock on December 13, 2000, of $51.125, had the following dollar values: Dr. Baldino - 50,000 shares, for a dollar value of $2,556,250; Dr. Vaught - 10,000 shares, for a dollar value of $511,250; Mr. Roche - 10,000 shares, for a dollar value of $511,250; Mr. Buchi - 10,000 shares, for a dollar value of $511,250; Dr. Henry - 5,000 shares, for a dollar value of $255,625. Such shares on December 31, 2000, based on a closing price of the Common Stock on that date of $63.3125 had a dollar value of: Dr. Baldino - $3,165,625; Mr. Buchi
     - $633,125; Mr. Roche - $633,125; Dr. Vaught - $633,125; and Dr. Henry -
     $0. No dividends will be paid on such shares until the applicable restrictions have lapsed. After the lapse of the applicable restrictions on the shares underlying these awards, any dividends would be paid at the same rate as on other shares of Common Stock. However, the Company has never declared or paid cash dividends on the Common Stock and does not anticipate paying any cash dividends in the foreseeable future.

(4) The amounts shown represent Company matching contributions during calendar years 1998, 1999 and 2000 under the Cephalon, Inc. 401(k) Profit Sharing Plan, which covers all of the Company's eligible employees.

(5)  Dr. Henry resigned from the Company on February 7, 2001.

    The following table summarizes Stock Options granted during the fiscal year ended December 31, 2000 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                 POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                               ----------------------------------------------------------           ANNUAL RATES OF
                                  NUMBER OF      PERCENT OF                                           STOCK PRICE
                                 SECURITIES    TOTAL OPTIONS                                        APPRECIATION FOR
                                 UNDERLYING      GRANTED TO      EXERCISE                             OPTION TERM(3)
                                   OPTION       EMPLOYEES IN       PRICE       EXPIRATION    ------------------------------
            NAME                GRANTED(#)(1)  FISCAL 2000(2)    ($/SHARE)        DATE            5%($)           10%($)
            ----               --------------  ---------------  -----------  -------------  ------------------------------

Frank Baldino, Jr., Ph.D..        150,000          8.7%          $51.125      Dec. 2010      $4,822,836        $12,222,012
Jeffry L. Vaught, Ph.D....         25,000          1.5%          $51.125      Dec. 2010      $  803,806        $ 2,037,022
Robert P. Roche, Jr.......         25,500          1.5%          $51.125      Dec. 2010      $  819,882        $ 2,077,742
J. Kevin Buchi............         30,000          1.7%          $51.125      Dec. 2010      $  964,567        $ 2,444,402
Earl W. Henry, M.D........         20,000          1.2%          $51.125      Dec. 2010      $  643,045        $ 1,629,602

------------------------------

(1) Consists of options granted in December 2000. These options have a ten-year term, commencing December 2000, are exercisable in cumulative 25% annual installments beginning in December 2001, with full vesting occurring by December 2004. The options are subject to acceleration in the case of a Change in Control or a Corporate Transaction, as defined under the Plans.

(2) Based on a total number of options granted to employees in 2000 of 1,721,617.

(3) Potential Realizable Values assume that the price of the Common Stock is equal to the exercise price shown for each particular option on the date of grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will depend on the extent, if any, to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment by the Company throughout the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

     The following table summarizes option exercises during the fiscal year ended December 31, 2000 and the value of vested and unvested unexercised options for the Named Executive Officers at December 31, 2000.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                            SHARES                            OPTIONS AT                   IN-THE-MONEY OPTIONS
                           ACQUIRED      VALUE             DECEMBER 31, 2000(#)           AT DECEMBER 31, 2000(2)
                              ON        REALIZED      ---------------------------------------------------------------
NAME                      EXERCISE(#)     ($)(1)       EXERCISABLE    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                      -----------     ------       -----------    -------------      -----------     -------------

Frank Baldino,  Jr.,
  Ph.D................       80,000     $4,135,000       410,250         230,750         $20,797,672      $5,658,016
Jeffry L. Vaught, Ph.D.      48,500     $2,673,110       72,550           45,350         $ 3,416,609      $1,277,234
Robert P. Roche, Jr...       27,250     $1,344,813       16,050           43,600         $   783,859      $  685,672
J. Kevin Buchi........       40,000     $1,978,660       55,276           52,325         $ 2,607,580      $1,403,945
Earl W. Henry, M.D....         0            $0           30,925           42,975         $ 1,618,836      $1,367,070

---------------

(1) Market value of underlying securities at exercise date minus the exercise price of all options.

(2) For "in-the-money" options, these amounts are the market value of underlying shares of Common Stock based on the closing price at December 31, 2000 ($51.125), minus the exercise price of the option. These amounts are reported before any taxes associated with exercise or subsequent sale of the underlying stock.

     The Company does not currently grant any long-term incentives other than Stock Options and Restricted Stock to its executive officers or other employees. The Company does not sponsor any defined benefit or actuarial plans at this time.

COMPENSATION OF DIRECTORS

     Non-employee directors receive a fee of $3,000 for each meeting of the board of directors attended, as well as reimbursement of their expenses incurred to attend such meetings. In addition to the meeting fee, non-employee directors receive an annual retainer of $18,000. Non-employee directors who are members of a committee of the board of directors receive a $3,000 annual retainer for each such committee membership. Dr. Baldino receives no additional remuneration for his service as a director. Under the 1995 Equity Compensation Plan (the "1995 ECP"), new non-employee directors will receive on the effective date they first become a member of the board of directors, a grant of an option to purchase 15,000 shares of the Company's Common Stock. In addition, under the current terms of the 1995 ECP, each non-employee director will receive a grant of an option to purchase 10,000 shares of the Company's Common Stock on the date of each annual meeting of stockholders at which he or she is re-elected. All options granted to a non-employee director vest over a four-year period with an exercise price equal to the closing market price of the Company's Common Stock on the date of grant. With respect to non-employee directors, upon the occurrence of a Corporate Transaction (as defined in the 1995 ECP) or upon Involuntary Termination (as defined in the 1995 ECP) of a non-employee director within 36 months following a Change in Control (as defined in the 1995 ECP), each option of such non-employee director will automatically accelerate and become fully exercisable and will remain exercisable until the expiration of the option term or earlier surrender of such option. In 2000, Mr. Egan, Dr. Feeney, Mr. Greenacre, David R. King, Mr. Moley, and Dr. Witzel each received an annual grant of options, under the 1995 ECP, to purchase 10,000 shares of Common Stock at an exercise price of $59.25 per share.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORTS OF THE COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 14 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee annually reviews the performance and total compensation package for all executive officers, considers the modification of existing compensation and employee benefit programs and the adoption of new plans, administers the Equity Compensation Plans and reviews the compensation and benefits of non-employee members of the board of directors.

COMPENSATION PHILOSOPHY

     The Compensation Committee believes that a well-designed compensation program should align the goals of the stockholders with the goals of the executive and that a significant part of an executive's compensation, over the long term, should be dependent upon the value created for stockholders. However, the Compensation Committee recognizes that, in the short-term, the market price of the Company's stock will be affected by many factors, some of which may be transient in nature and beyond the control of the Company's executives. This is especially true in the biotechnology industry, which is characterized by a large number of small companies, long product lead times, highly volatile stock prices and, currently, few commercial products. In such an environment, external events, such as negative financial and clinical reports from other members of the biotechnology industry, can have a marked adverse effect on the stock prices of companies within the industry, including Cephalon. In order to attract and retain qualified executives in such an environment, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value to stockholders with components based upon the execution of shorter-term strategic goals. These goals include progress in research and drug development programs, success in financings, corporate collaborations, the development of the organization, and the achievement of product sales targets. The Compensation Committee expects that the achievement of these shorter-term goals ultimately will contribute to the long-term success of the enterprise.

OVERVIEW OF 2000

     The Compensation Committee believes that the management team took positive action in 2000 to position the Company for long-term stockholder value and future challenges. Specifically, accomplishments in each of the following areas contributed to achieving the strategic goals outlined above:

Sales Revenue
     o Continuation of the successful commercialization of PROVIGIL(R) (modafinil) Tablets [C-IV] with the achievement of sales revenue targets in the United States.
     o Initiation of a collaborative agreement with Novartis to consolidate the sales and marketing efforts of four Novartis central nervous system products with PROVIGIL in the United Kingdom.

Clinical Trial Advancement of PROVIGIL
     o Expansion of the clinical program related to PROVIGIL with the completion of clinical trials for sleep apnea, pediatric and adult attention deficit hyperactivity disorder, and antidepressant augmentation.

New Product Acquisitions
     o Acquisition of the U.S. product rights to GABITRIL(R) (tiagabine hydrochloride), giving Cephalon the exclusive rights to market, sell and further develop this drug in the United States.
     o Completion of the merger with Anesta Corp. and the acquisition of Anesta's lead product ACTIQ(R) (oral transmucosal fentanyl citrate) [C-II], a treatment for breakthrough cancer pain.

Collaborative Agreements
     o Continuation of a collaborative agreement with Schwarz Pharma to develop and market certain Cephalon compounds in Europe and several other territories outside the United States for the treatment of prostate and other cancers; and continuation of a collaborative agreement with H. Lundbeck A/S to discover, develop and market products to treat neurodegenerative diseases and begin clinical trials for CEP-1347.
     o Initiation of a collaborative agreement with the R.W. Johnson Pharmaceutical Research Institute to discover and develop selective inhibitors of certain protein kinases.

Research and Development Progress

     o   Identification of additional pre-development candidates.
     o   Completion of Phase 1 (UK) and filing of IND for CEP-1347.
     o Advancing CEP-5214/7055 into development in oncology; and CEP-5104/7186 into development in neurology.
     o   Advancing CEP-701 into Phase 2 in oncology.
     o   Obtaining U.S. and foreign patents on various products and processes.

     The Company also made considerable progress in organizational development by expanding the management team through the addition of experienced executives to the Clinical Research staff and to the U. S. Sales and Marketing and Commercial organizations.

     The Compensation Committee believes that the accomplishments listed above and the achievement of individual objectives justified increases to executives' base salaries, as well as the grant of annual bonuses.

     Cephalon has assembled a senior team with considerable biotechnology and pharmaceutical industry experience, and the Compensation Committee believes that executive retention and incentive will be critical in the years ahead as the Company seeks to move additional product candidates toward commercialization. The market for such executives is becoming increasingly competitive. With the increased hiring in the pharmaceutical industry and continued attempts by competitors to recruit management from the Company, the Committee felt that additional Stock Option Grants and Restricted Stock Awards should be made to provide an additional retention incentive. For these reasons, and after comparisons with the level of option holdings of executives at biotechnology companies of similar size and stage of development, the Compensation Committee granted additional Stock Options and Restricted

Stock Awards to the Chief Executive Officer and the Senior Vice Presidents and Stock Options to other key employees in 2000.

COMPENSATION COMPONENTS

     The Company competes against other biotechnology companies as well as major pharmaceutical companies in the market for qualified personnel. The Compensation Committee has established three categories of compensation for executives: base salary, annual incentive bonus and long-term incentives consisting of Stock Options and Restricted Stock Awards. Salaries for experienced executives of biotechnology companies in the Philadelphia metropolitan area are heavily influenced by the salaries paid by the large pharmaceutical companies that maintain executive staffs in the region. The Company routinely competes against these companies in trying to attract qualified candidates and has successfully induced most of its current executives to leave such organizations. The salaries of Cephalon's executives are set below those levels that would be achieved by executives with similar levels of authority and experience in larger pharmaceutical companies. To compensate for this shortfall and remain competitive in the market for qualified executives, the Company places a correspondingly greater weight on variable pay incentives and longer-term compensation. The Compensation Committee believes that by putting an increased emphasis on variable pay amounts and long-term incentives, the Company is able to attract executives who are willing to sacrifice current earnings and the retirement benefits generally offered by larger employers for potential long-term gains in a less stable and more risky environment. The Compensation Committee believes that stockholders in Cephalon share a similar risk profile.

     To ensure that the elements of an executive's compensation remain competitive with other biotechnology companies, the Company conducts and subscribes to a number of compensation surveys. The surveys used for these purposes are provided by outside consultants and do not identify the names of participating companies. Using these surveys, the Company focuses primarily on companies of similar size and stage of development in the biotechnology industry, with the objective of setting a base salary which is generally above average when compared with these companies. Because the number of Cephalon employees exceeded 500 during the year, primary comparisons were made with companies at a similar stage of product development with more than 500 employees. Many of the survey participants are included in the Index of NASDAQ Pharmaceutical Stocks used in the Comparative Stock Performance Graph on page 14 of this proxy statement.

     BASE SALARY. The Compensation Committee reviews executive salaries at the end of each year, with any adjustments to base salary becoming effective on January 1 of the succeeding year. During this review, the Compensation Committee considers, in addition to the information provided by the salary surveys, the individual executive's contribution to the Company's achievements and changes in role and responsibility of the executive during the year. Because the Company is experiencing rapid growth and internal change, particular care is taken to ensure that expanded responsibilities are recognized in the calculation of base pay. Executive salary increases in 2000 ranged from 5% to 20% of base salary.

     In December 2000, the base salary of Dr. Baldino, the Company's Chairman and Chief Executive Officer, was increased to $600,000 from $500,000, effective January 2001. The Compensation Committee reviewed the results of a survey of executive salaries of other biotechnology companies of similar size, focus, and stage of development and established Dr. Baldino's salary within the upper half of the range of the comparison group. The Compensation Committee made this adjustment after reviewing the progress made by the Company during 2000, as described in this report under the caption "Overview of 2000." The Compensation Committee noted that Cephalon increased both in its worldwide operations and complexity during the year, and that Dr. Baldino's role had expanded in scope and importance commensurately. The Compensation Committee also noted that there was considerable progress in organizational development with the strengthening of the management team through the addition of experienced executives in Clinical Research and the expansion of the worldwide Sales and Marketing organization.

     ANNUAL INCENTIVE BONUS. Corporate and individual goals are established at the beginning of the year, and include targets for progress in the Company's research and drug development efforts, entering into corporate collaborations, financings, and organizational development and sales revenue. The Compensation Committee provides bonus incentives for achievement of these goals because it believes that attainment of these goals will ultimately lead to the successful commercialization of the Company's product candidates and will be in the best long-term interests of the Company's stockholders.

     The granting of an annual incentive bonus is discretionary and awards are directly based on the achievement of corporate and individual objectives. The 2000 bonus award levels were 100% of base salary for Dr. Baldino and as much as 48.4% for Senior Vice Presidents. Under the deferred compensation plan for executives, individuals holding the title of Vice President or higher may defer receipt to a future year of all, or a portion, of any annual bonus. Interest on the deferred amounts is determined by the Compensation Committee on an annual basis. In 2000, the rate of interest was 10% and will continue at that rate in 2001.

     During 2000, Dr. Baldino was granted an annual incentive bonus in cash in the amount of $500,000. The Compensation Committee reviewed achievements against objectives in determining that Dr. Baldino should be granted this bonus. Specifically, the Compensation Committee noted the progress made by the Company as described above under the captions "Overview of 2000" and "Compensation Components."

     LONG-TERM INCENTIVES. Long-term incentives have been provided by means of periodic grants of Stock Options and Restricted Stock. The Company has two plans for these awards: the 1995 Equity Compensation Plan, which is used for the Company's executive officers and directors; and the 2000 Equity Compensation Plan, which is used for all other employees and external consultants. The board of directors approved and implemented the 2000 Equity Compensation Plan in December 2000 to respond to the additional needs created by the growth of the Company, the additional employees from the merger with Anesta, and the flexibility required to reward current and new employees during a period of future growth.

          Stock Options: The options generally have exercise prices equal to the fair market value of the underlying shares of Common Stock on the date of grant, vest over a four-year period and expire ten years from the date of grant. The Compensation Committee considers Stock Options to be a valuable and necessary compensation tool that aligns the long-term financial interests of the Company's executives with the financial interests of its stockholders. Further, the vesting provisions of the equity compensation plans serve to retain qualified employees, providing continuing benefits to the Company beyond those achieved in the year of grant. Stock Options are generally granted at the time of employment, and may be granted periodically at the discretion of the Compensation Committee. The Compensation Committee determines the number of options to be granted by comparison to other biotechnology companies at similar stages of development. A survey of competitors reviewed by the Compensation Committee consisted of publicly traded biotechnology firms. Some, but not all, of these companies are included in the Index of NASDAQ Pharmaceutical Stocks in the Comparative Stock Performance Graph. A secondary objective is to ensure that valued executives have significant numbers of unvested options as an incentive to continue their employment and investment in the Company.

          Restricted Stock Awards: Restricted Stock Awards have also been granted periodically at the discretion of the Compensation Committee. Restrictions on the transfer of shares granted under Restricted Stock Awards of Company Stock are based on service, performance and/or such other factors or criteria as the Compensation Committee may determine in its sole discretion. The Compensation Committee considers Restricted Stock Awards to be a valuable and necessary compensation tool and an important component of the Company's long-term incentives. The vesting provisions of the Restricted Stock Awards serve to retain qualified employees, providing continuing benefits to the Company beyond those achieved in the year of grant.

     In December 2000, the Compensation Committee granted Dr. Baldino a Stock Option Grant of 150,000 shares and a Restricted Stock Grant of 50,000 shares. Both the Stock Option and the Restricted Stock Grants vest over four years, at a rate of 25% per year, on the anniversary of the award. In granting these awards, the Compensation Committee considered it important that the Company provide a continuing long-term incentive for retention of Dr. Baldino's services. While the Committee felt that the Restricted Stock and the Stock Option Grants were not typical awards, the December 2000 grants were in recognition of an excellent year and compensate Dr. Baldino for lower amount awards made in previous years when not as many shares were available in the 1995 Equity Compensation Plan for awards. In addition, the Compensation Committee believes that the achievement of both short and long-term objectives over the next few years will place considerable demands on the executive team, and that their retention and motivation are crucial to building long-term corporate value. Accordingly, in December 2000, the Compensation Committee also granted to the Senior Vice Presidents Restricted Stock Grants of 5,000 to 10,000 shares of Common Stock and Stock Option Grants of 20,000 to 30,000 shares. These awards were made based on their performance during the year, recognizing that their retention and motivation are crucial to the long-term value of the Company.

     OTHER COMPENSATION. The Compensation Committee continued the matching contributions made by the Company under the Cephalon, Inc. 401(k) Profit Sharing Plan covering all of the Company's eligible employees. The match consists of $0.50 in cash and $0.50 in Common Stock for each $1.00 of employee contribution under the plan. This matching contribution is made only on the first 6% of employee contributions. In the absence of a defined benefit pension plan, this matching contribution allows Cephalon to remain competitive with other companies in the biotechnology and pharmaceutical industries in providing for retirement savings.

     Payments during 2000 to the Company's executives under the various programs discussed above were made with regard to the provisions of section 162(m) of the Internal Revenue Code, which became effective on January 1, 1994. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." In accordance with current regulations, the amounts received upon the exercise of Stock Options under the equity compensation plans will qualify as "performance-based compensation," but the value of the shares received when the shares of Restricted Stock become transferable will not qualify as "performance-based compensation."

                                        Respectfully submitted,

                                        STOCK OPTION AND COMPENSATION COMMITTEE:
                                        Robert J. Feeney, Ph.D. - Chair
                                        Horst Witzel, Dr.-Ing.



                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors that complies with the rules adopted by the NASDAQ National Market. (For a full copy of the written charter, see Exhibit A.) The members of the Audit Committee are Messrs. Egan, Greenacre (Chair), and Moley. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                             Respectfully submitted,

                                               AUDIT COMMITTEE:
                                               William P. Egan
                                               Martyn D. Greenacre, Chair
                                               Kevin E. Moley


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock by (i) the Company's executive officers and directors; (ii) owners of five percent or more of the outstanding shares of the Company's Common Stock; and (iii) all executive officers and directors as a group.

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL         PERCENTAGE
                        NAME                              OWNERSHIP(1)(2)       OF CLASS(3)
---------------------------------------------------       ---------------       -----------

Frank Baldino, Jr., Ph.D..............................         660,785              1.5%
J. Kevin Buchi........................................         116,455               *
Jeffry L. Vaught, Ph.D................................         103,213               *
William P. Egan (4)...................................          76,661               *
Robert J. Feeney, Ph.D................................          55,000               *
Robert P. Roche, Jr...................................          51,686               *
Kevin E. Moley........................................          51,000               *
Martyn D. Greenacre...................................          46,000               *
Horst Witzel, Dr.-Ing. ...............................          40,000               *
Earl W. Henry, M.D....................................           5,168               *
David R. King ........................................           3,750               *
FMR Corp.  (5)........................................       5,716,490             13.8%
  82 Devonshire Street
  Boston, MA  02109
T. Rowe Price Associates, Inc. (6) ...................       4,091,685              9.8%
  100 E. Pratt Street
  Baltimore, MD  21202
Putnam Investments, LLC. (7)..........................       4,035,519              9.7%
  One Post Office Square
  Boston, MA  02109
DKR Management Company, Inc. (8)......................       3,668,404              8.1%
  1281 East Main Street
  Stamford, CT  06902
Basso Securities Ltd. (8).............................       3,668,404              8.1%
  1281 East Main Street
  Stamford, CT  06902

All  executive  officers and directors as a group
(14 persons)..........................................       1,449,132              3.3%


----------------------

 * Less than 1%.

(1) Except as indicated below, the individuals or groups named in this table have sole voting and investment power with respect to all shares of Common Stock indicated above. The amounts and percentages shown are amounts and percentages owned beneficially as of March 1, 2001 (except for FMR Corp., T. Rowe Price Associates, Inc., Putnam Investments, LLC., DKR Management Company, Inc., and Basso Securities Ltd., where the amounts are as of December 31, 2000).

(2) Includes shares which may be acquired upon the exercise of outstanding options and warrants that were exercisable as of March 1, 2001 as follows:
     Dr. Baldino 410,252 shares; Mr. Buchi 55,276 shares; Mr. Egan and Dr. Feeney 55,000 shares each; Mr. Greenacre

     45,000 shares; Mr. King 3,750 shares; Mr. Moley 50,000 shares; Mr. Roche 16,050 shares; Dr. Vaught 72,550 shares; Dr. Witzel 40,000 shares and all executive officers and directors as a group 949,328 shares.

(3) The percentage for each beneficial owner is calculated based on (i) the aggregate number of all shares reported to be beneficially owned by such group or individual (including all shares issuable to such group or individual upon the conversion of outstanding Convertible Exchangeable Preferred Stock ("Preferred Stock") beneficially owned by them) and (ii) the aggregate number of shares of Common Stock outstanding as of December 31, 2000 (42,489,585). The Preferred Stock has no voting rights other than by law and upon the occurrence of certain events.

(4) Includes 21,661 shares of Common Stock held by trusts for the benefit of Mr. Egan's children. Mr. Egan is not a trustee of these trusts. Mr. Egan disclaims beneficial ownership as to all of such shares held in trusts.

(5) Based upon a Schedule 13G filed by FMR Corp. ("FMR") and others with the SEC dated February 14, 2001 stating that: (i) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; (ii) Fidelity is the beneficial owner of 4,923,710 of the shares reported in the Schedule 13G; (iii) Edward C. Johnson III and FMR each has sole dispositive power of the 4,923,710 shares owned by Fidelity. Voting power over these shares resides with the Fidelity funds' Boards of Trustees; (iv) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 656,369 of the shares reported in the
     Schedule 13G; (v) Mr. Johnson and FMR each has sole dispositive power over these 656,369 shares. Voting power over 418,169 of these shares resides each with Mr. Johnson and FMR. Voting power over the remaining 238,200 of these shares resides with the Fidelity funds' Boards of Trustees; and (vi) Fidelity International Limited ("FIL") is the beneficial owner of 169,030 of the shares reported in the Schedule 13G and has sole voting and dispositive power over these shares; FMR and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR has made the filing on Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR and FIL on a joint basis.

(6) Based upon a Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates") with the SEC dated February 14, 2001. Price Associates has sole voting power to vote 1,216,933 shares and sole dispositive power over 4,091,685. These securities are owned by various individual and institutional investors through one or more T. Rowe Price Mutual Funds for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7) Includes shares beneficially owned by two investment advisers wholly owned by Putnam Investments, LLC ("PI") as follows: (i) Putnam Investment Management, LLC ("PIM"), the investment adviser to the Putnam family of mutual funds - 3,360,557 shares; and (ii) the Putnam Advisory Company, LLC ("PAC"), the investment adviser to Putnam's institutional clients - 674,962. PIM and PAC each have dispository power over the shares that they beneficially own as investment managers. Voting power for the shares is held by the trustees of the various mutual funds that hold these shares; PAC has shared voting power over 384,389 shares held by its institutional clients. PI is a wholly-owned subsidiary of March and McLennan Companies, Inc. ("M&MC"). M&MC and PI disclaim that they are, for the purposes of Sections 13(d) or 13(g) of the Exchange Act, the beneficial owners of these shares. M&MC and PI state that neither of them has any voting or dispositive power with regard to these shares. The information in this footnote is derived from a Schedule 13G filed with the Securities and Exchange Commission by PI dated February 13, 2001.

(8) Represents shares issuable upon conversion of 1,314,840 shares of $3.625 Convertible Exchangeable Preferred Stock. Includes 2,468,729 shares of Common Stock issuable upon conversion of 884,849 shares of $3.625 Convertible Exchangeable Preferred Stock held by AIG SoundShore Holdings Ltd. (the "Fund"). DKR Management Company, Inc. ("DKRMCI"), a registered investment advisor, serves as investment manager to certain funds, including the Fund. Basso Securities Ltd. ("Basso") has entered into an advisory service agreement with DKRMCI to act as portfolio manager to the fund. DKRMCI and Basso disclaim beneficial ownership in these securities except, in the case of DKRMCI, for Cephalon securities representing DKRMCI's interest in the profits of the funds. The information in this footnote is derived from Schedule 13G's filed with the Securities and Exchange Commission by DKRMCI and the Fund on January 9, 2001 and by Basso on January 29, 2001.


                              RELATED TRANSACTIONS

    In 1998, the disinterested members of the board of directors authorized a loan by the Company to Dr. Baldino in an amount of up to $150,000; Dr. Baldino had borrowed such maximum amount as of the date of this proxy statement. The interest (which accrues at the mid-term rate imputed for federal income tax purposes) and principal is due and payable in full on the fourth anniversary date of the loan. The loan has been made on a non-recourse basis and the principal and any accrued interest thereon have been secured by a pledge of shares of common stock of the Company. In December 2000, pursuant to a resolution of all disinterested members of the board of directors, this loan was forgiven in three equal installments over the next three years. If prior to the end of this three-year period, Dr. Baldino's employment with the Company is involuntarily terminated for reasons other than cause, or in the event of a change in control or acquisition of the Company, the loan will be forgiven in full at that time.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

     Arthur Andersen LLP has served as the Company's independent public accountants since 1987, and is expected to continue to serve in such capacity during 2001. The Company has requested that a representative from Arthur Andersen LLP attend the 2001 annual meeting of stockholders. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.


                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of (i) the NASDAQ Stock Market (U.S.) Index (the "NASDAQ Index"), and (ii) the Index of NASDAQ Pharmaceutical Stocks (the "Pharmaceutical Index"), assuming an investment of $100 on December 31, 1995 in each of the Common Stock of the Company; the stocks comprising the NASDAQ Index; and the stocks comprising the Pharmaceutical Index.

                                      NASDAQ STOCK          NASDAQ
 MEASUREMENT PERIOD                   MARKET (U.S.)    PHARMACEUTICAL
(FISCAL YEAR COVERED)    CEPHALON         INDEX              INDEX

      12/29/95             100             100                100

      12/31/96             50.3            123               100.3

      12/31/97             27.9           150.7              103.6

      12/31/98             22.1           212.5              131.9

      12/31/99             84.8           394.9               248

      12/31/00            155.3           237.6              308.5


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that each director and executive officer of the Company, and any other person who owns more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such directors, executive officers and stockholders are required by regulation to furnish the Company with copies of such reports. To the knowledge of the Company, based solely upon its review of these reports, as well as written representations to the effect that no other such reports were required to be filed, each covered person met all fiscal 2000 Section 16(a) filing requirements.


                                  OTHER MATTERS

    The board of directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting in accordance with the Company's Bylaws, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy card relating to the 2002 annual meeting of stockholders, such proposals must be received by the Company not later than December 12, 2001. Proposals should be directed to the attention of the Secretary of the Company.


                           ANNUAL REPORT ON FORM 10-K

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO INVESTOR RELATIONS, CEPHALON, INC., 145 BRANDYWINE PARKWAY, WEST CHESTER, PENNSYLVANIA 19380-4245, (610) 344-0200.

                                             By Order of the Board of Directors,




                                             JOHN E. OSBORN
                                             SECRETARY

West Chester, Pennsylvania
April 12, 2000

APPENDIX A

                                 CEPHALON, INC.

                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER


1.   PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     (a) Serve as an independent and objective party to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

     (b) Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     (c) Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

Consistent with these duties and functions, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

The Audit Committee has the authority to retain at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties and responsibilities. In addition, the Audit Committee has the authority to conduct any investigation it deems necessary in fulfilling its duties and responsibilities.

2.   COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent1 non-executive director and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The Audit Committee members shall meet the requirements of The National Association of Securities Dealers.

----------------------

1 "Independent Director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (d) a director who is a partner in, or controlling stockholder or an executive officer of any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five (5%) percent of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     (e) a director, who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

Each member of the Audit Committee shall be able to read and understand financial statements, including a company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in that member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Audit Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. The Chair of the Audit Committee shall be elected by the Board.

3.   MEETINGS

The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. Minutes of each meeting shall be prepared and sent to Audit Committee members and to all members of the Company's Board. Copies of the minutes are to be provided to the independent auditors. As part of its job to foster open communication, the Audit Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a Committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

4.   RESPONSIBILITES

The Audit Committee's primary responsibility is one of oversight and it recognizes that Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. In addition, the Audit Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

To fulfill its responsibilities the Audit Committee shall:

     (a)  DOCUMENTS/REPORTS REVIEW

     1. Review and update this Charter periodically, at least annually, as conditions dictate. Submit this Charter to the Board of Directors for approval and publish it in accordance with the Securities and Exchange Commission's regulations.

     2. Review the Company's annual audited financial statements and any reports or other financial information submitted to any governmental body, or to the public, prior to filing or distribution, including any certification, report, opinion, or review rendered by the independent auditors.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review the regular internal reports to management prepared by the internal auditing department and management's response.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements on Form 10-Q prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the Audit Committee for purposes of this review.

     (b)  INDEPENDENT AUDITORS

     1. Review the independence and performance of the auditors, annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant, and approve the fees and other compensation to be paid to the independent auditors. The independent auditors are ultimately accountable to the Board and the Audit Committee as representatives for the Company's stockholders.

     2. Be responsible for insuring its receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board

          Statement No. 1, and for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditors.

     3. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     4. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     5. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

     (c)  FINANCIAL REPORTING PROCESSES

     1. In consultation with the independent auditors and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

     2. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     3. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

     (d)  PROCESS IMPROVEMENT

     1. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     2. Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     3. Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

     4. Review with the independent auditors, the internal auditing department and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

     (e)  ETHICAL AND LEGAL COMPLIANCE

     1. Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report shall be included in the Company's annual Proxy Statement.

     2. Establish, review and update periodically the Company's Business Conduct Policy (the "Policy") and ensure that management has established a system to enforce this Policy.

     3. Review management's monitoring of the Company's compliance with the Policy, and ensure that management has the proper review system in place for determining that the Company's financial statements, reports and other financial information disseminated to the Securities and Exchange Commission and the public satisfy legal requirements.

     4. Review activities, organizational structure and qualifications of the internal audit department.

     5. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

     6. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     7. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                                 CEPHALON, INC.

        INSTRUCTIONS TO CEPHALON, INC. 401(k) PROFIT SHARING PLAN TRUSTEE
                       REGARDING VOTE OF EMPLOYER STOCK AT
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 17, 2001

     The undersigned hereby instructs Wilmington Trust Company, the trustee of the Cephalon, Inc. 401(k) Profit Sharing Plan (the "Plan"), to vote all shares of employer stock allocated to the undersigned's account under the Plan in the manner indicated below and on any other matters properly brought before the meeting or any adjournment thereof, all as set forth in the April 12, 2001 proxy statement.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

                                                             Please mark  [X]
                                                             your votes as
                                                             indicated in
                                                             this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.
                                                     FOR            WITHHOLD
                                                all nominees    for all nominees
1.  ELECTION OF DIRECTORS                          [   ]             [   ]
    Nominees: Frank Baldino, Jr., Ph.D.,
    William P. Egan, Robert J. Feeney, Ph.D.,
    Martyn D. Greenacre, Kevin E. Moley,
    and Horst Witzel, Dr.-Ing.

WITHHOLD for the following only: (Write in the name of the nominee(s) in the space below)

THE SHARES REPRESENTED BY THIS VOTING        THE UNDERSIGNED HEREBY ACKNOWLEDGES
INSTRUCTION WILL BE VOTED BY THE             RECEIPT OF THE NOTICE OF ANNUAL
TRUSTEE OF THE CEPHALON, INC. 401(k)         MEETING, PROXY STATEMENT AND ANNAUL
PROFIT SHARING PLAN AS DIRECTED BY THE       REPORT OF CEPHALON, INC.
PARTICIPANT. WHERE NO DIRECTION IS
GIVEN SUCH SHARES WILL NOT BE VOTED BY
THE TRUSTEE.

Signature(s) ____________________________________       Date ___________________
NOTE: Please sign as name appears hereon.
--------------------------------------------------------------------------------

PROXY
                                 CEPHALON, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 17, 2001

     The undersigned hereby appoints Frank Baldino, Jr., Ph.D. and John E. Osborn, or either one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Cephalon, Inc. to be held on May 17, 2001, and any adjournment thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on any other matters properly brought before the meeting or any adjournment thereof, all as set forth in the April 12, 2001 proxy statement.


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CEPHALON, INC.
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

                                                              Please mark [X]
                                                              your votes as
                                                              indicated in
                                                              this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.
                                                    FOR             WITHHOLD
                                               all nominees     for all nominees
1.  ELECTION OF DIRECTORS                         [   ]              [   ]
    Nominees: Frank Baldino, Jr., Ph.D.,
    William P. Egan, Robert J. Feeney, Ph.D.,
    Martyn D. Greenacre, Kevin E. Moley,
    and Horst Witzel, Dr.-Ing.

WITHHOLD for the following only: (Write in the name of the nominee(s) in the space below)



I PLAN TO ATTEND MEETING [ ]

   THE SHARES REPRESENTED BY THIS PROXY      THE UNDERSIGNED HEREBY ACKNOWLEDGES
   WILL BE VOTED AS DIRECTED BY THE          RECEIPT OF THE NOTICE OF ANNUAL
   STOCKHOLDER. WHERE NO DIRECTION IS        MEETING, STATEMENT AND ANNUAL
   GIVEN, WHEN THE DULY EXECUTED PROXY       REPORT OF CEPHALON, INC.
   IS RETURNED SUCH SHARES WILL BE VOTED
   AT THE MEETING FOR ALL NOMINEES NAMED
   IN THE PROPOSAL 1.


Signature(s) _______________________________________       Date ________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------